Exhibit 5.1

April 9, 2024

Sonim Technologies, Inc.

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Ladies and Gentlemen,

We have acted as counsel to Sonim Technologies, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

(1)	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(2)	shares of the Company’s preferred stock, par value $0.001 per share, in one or more series (the “Preferred Stock”);

(3)	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture (the “Indenture”) to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.6 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities;

(4)	warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company;

(5)	rights (the “Rights”) to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, or Units (as defined below), which may be issued pursuant to one or more rights agreements, to be dated on or about the date of first issuance of the Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company (each, a “Rights Agreement”); and

(6)	units (the “Units”) consisting of two or more series of Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights, which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”), to be dated on or about the date of first issuance of the Units thereunder, by and between a units agent to be selected by the Company (the “Units Agent”) and the Company.

April 9, 2024

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, and the Units, plus any additional securities that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon: (a) the Registration Statement and the Base Prospectus, (b) the Company’s certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), each as currently in effect, and (c) such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, that each individual executing any of the documents, whether on behalf of such individual or another person, is legally competent to do so, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.

With respect to our opinion, we have assumed that (i) the Registration Statement and any required post-effective amendment thereto will have become effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded and (ii) the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws will have been delivered and filed as required by such laws.

April 9, 2024

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into, Warrants, exercisable for, or Rights to purchase Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated, and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, Warrants, exercisable for, or Rights to purchase Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Indenture will be executed in the form filed as an exhibit to the Registration Statement. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid, and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Rights, such convertible Debt Securities, Warrants or Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities, the Warrants, the Rights, and the Units constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule, or regulation.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Rights in accordance with their terms, will be validly issued, fully paid and nonassessable.

April 9, 2024

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (ii) the terms of the shares of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Rights in accordance with their terms, will be validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement, provided that (i) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants, or Rights in accordance with their terms, will be binding obligations of the Company.

4. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or Debt Securities in accordance with their terms, or upon exercise of any Rights in accordance with their terms, will be binding obligations of the Company.

April 9, 2024

5. With respect to the Rights issued under a Rights Agreement and offered under the Registration Statement, provided that (i) the applicable Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (ii) the applicable Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iii) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the applicable Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company.

6. With respect to the Units issued under a Units Agreement and offered under the Registration Statement, provided that (i) the applicable Units Agreement has been duly authorized by the Company and the Units Agent by all necessary corporate action; (ii) the applicable Units Agreement has been duly executed and delivered by the Company and the Units Agent; (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Units Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Units have been duly executed and delivered by the Company and authenticated by the Units Agent pursuant to the applicable Units Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable Units Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company.

April 9, 2024

Our opinion set forth above is subject to the following qualifications: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium, or other similar laws relating to or affecting the rights of creditors generally; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (iii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

April 9, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Venable LLP